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Exhibit (d)(iii)

STOCKHOLDERS' AGREEMENT

        STOCKHOLDERS' AGREEMENT dated as of December 23, 1999, by and among QAD INC., a Delaware corporation (the "Company"), RECOVERY EQUITY INVESTORS II, L.P., a Delaware limited partnership ("REI"), Pamela M. Lopker, Karl F. Lopker and The Lopker Family Trust dated March 23, 1993, a trust formed under the laws of California (the "Lopker Trust") (Pamela M. Lopker, Karl F. Lopker, the Lopker Trust, REI and any other persons who may become party to this Agreement pursuant to the terms hereof, the "Stockholders").

W I T N E S S E T H:

        WHEREAS, pursuant to that certain Stock Purchase Agreement dated as of December 23, 1999, by and among the Company, REI, Pamela M. Lopker, Karl F. Lopker and the Lopker Trust (as the same may be amended, supplemented or otherwise modified from time to time, the "Purchase Agreement"), the Company is issuing 2,333,333 shares of the common stock, par value $.001 per share, of the Company (the "Common Stock") to REI on the terms and subject to the conditions set forth in the Purchase Agreement;

        WHEREAS, pursuant to the Purchase Agreement, REI is purchasing from the Lopker Trust, on the date hereof, 444,445 shares of Common Stock on the terms and subject to the conditions set forth in the Purchase Agreement;

        WHEREAS, pursuant to the Purchase Agreement, the Company is issuing to REI a warrant exercisable for an aggregate of 225,000 shares of Common Stock (as the same may be amended, supplemented or otherwise modified from time to time, including with respect to the aggregate number of shares of Common Stock issuable thereunder, the "Warrant");

        WHEREAS, contemporaneously with the execution of this Agreement, the Company and REI are entering into a Registration Rights Agreement pursuant to which the Company is granting to REI Stockholders certain registration rights with respect to the Common Stock, including shares issuable upon any exercise of the Warrant;

        WHEREAS, it is a condition precedent to the Company's, REI's, Pamela M. Lopker's, Karl F. Lopker's and the Lopker Trust's respective obligations to consummate the transactions contemplated by the Purchase Agreement that the parties hereto shall have entered into this Agreement; and

        WHEREAS, the parties desire to enter into certain agreements for the purpose of governing certain aspects of the management of the Company and their relationship as stockholders.

        NOW, THEREFORE, in consideration of the agreements and mutual covenants contained herein, the parties hereto hereby agree as follows:

        SECTION 1.    Certain Definitions.    The following defined terms, when used in this Agreement, shall have the respective meanings set forth below (such definitions to be equally applicable to both singular and plural forms of the terms defined):

          "Affiliate" means, with respect to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, (b) any other Person that owns or controls (i) 5% or more of any class of equity securities of that Person or any of its Affiliates or (ii) 5% or more of any class of equity securities (including any equity securities issuable upon the exercise of any option, warrant, convertible security or similar right) of that Person or any of its Affiliates, or (c) any director, partner, officer, agent, employee or relative of that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by Contract or otherwise.

          "Commission" means the Securities and Exchange Commission and any other similar or successor agency of the federal government administering the Securities Act.

          "Equity Equivalents" means the Warrant and any other securities which, by their terms, are or may be exercisable, convertible or exchangeable for or into Common Stock at the election of the holder thereof.

          "Fully-Diluted Basis" means, with respect to the calculation of the number of shares of Common Stock of the Company, the sum of (i) the number of shares of Common Stock outstanding at the time of determination plus (ii) the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Equity Equivalents outstanding at the time of determination.

          "Lopker Stockholders" means Pamela M. Lopker, Karl F. Lopker, the Lopker Trust and their respective Permitted Transferees who have executed a Joinder Agreement in substantially the form of Exhibit A, so long as any such person shall hold Subject Securities.

          "Original Ownership Level" means, with respect to any Stockholder, the number of shares of Common Stock (on a Fully-Diluted Basis), as adjusted for any stock splits, stock dividends, recapitalizations or other similar events, held by such Stockholder immediately after the consummation of the transactions contemplated by the Purchase Agreement.

          "Permitted Transferee" means:

              (i)  with respect to any Stockholder who is a natural person, the spouse or any lineal descendant (including by adoption and stepchildren) of such Stockholder, or any trust or family limited partnership of which such Stockholder is the trustee or the general partner and which is established solely for the benefit of any of the foregoing individuals and whose terms are not inconsistent with the terms of this Agreement; and

            (ii)  with respect to any Stockholder who is not a natural person, (A) any Affiliate of such Stockholder and any trustee, officer, director or employee of such Stockholder or any such Affiliate, (B) any spouse, lineal descendant (including by adoption and stepchildren) of the trustees, officers, directors and employees referred to in clause (A) above, and any trust where a majority in interest of the beneficiaries thereof are one or more of the persons described in this clause (B) and the trustees, officers, directors and employees described in clause (A) above and whose terms are not inconsistent with the terms of this Agreement; and

            (iii)  as to any REI Stockholder, (A) any other REI Stockholder, (B) any general partner or limited partner of REI (and any subsequent transferee of such partner), (C) any partner, member, director, officer, employee or investment advisor of any such general partner or limited partner, (D) any Affiliate of any such general partner or limited partner, (E) any director, officer, employee, investment advisor, partner or member of any such Affiliate, and (F) any liquidating trust or similar entity established by REI or any of the foregoing entities for the benefit of its partners or interest holders and their Permitted Transferees for the purpose of holding Restricted Securities.

          "Person" or "person" means an individual, partnership, corporation, trust, unincorporated organization, limited liability company, joint venture, government (or any agency or political subdivision thereof) or any other entity of any kind.

          "REI Stockholders" means REI and its Permitted Transferees who have executed a Joinder Agreement in substantially the form of Exhibit A, so long as any such person shall hold Subject Securities.

          "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of December 23, 1999, between the Company and REI as the same may be amended, supplemented or otherwise modified from time to time.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission thereunder.

          "Subject Securities" means the Common Stock, any Equity Equivalents and any securities issued with respect thereto as a result of any stock dividend, stock split, reclassification, recapitalization, reorganization, merger, consolidation or similar event or upon the conversion, exchange or exercise thereof.

          "Transfer" means any direct or indirect sale, transfer, assignment, grant of a participation in, gift, hypothecation, pledge or other disposition of any securities or any interests therein or, as the context may require, to sell, transfer, assign, grant a participation in, give as a gift, hypothecate, pledge or otherwise dispose of, directly or indirectly, any securities or any interests therein.

        SECTION 2.    Election and Removal of Directors.

          (a)    Designation of Directors.    At any time when directors of the Company are nominated and elected, for so long as REI shall hold Subject Securities representing (on a Fully-Diluted Basis) at least 50% of REI's Original Ownership Level, REI shall be entitled to designate one person for election to the board of directors of the Company (the "Board"), in each case by written notice to the Company and the other Stockholders; provided, however, that REI shall no longer be permitted to designate any person for election to the Board pursuant to this Section 2 if REI shall at any time cease to hold Subject Securities representing (on a Fully-Diluted Basis) at least 50% of REI's Original Ownership Level. Each person designated by REI for election to the Board pursuant to this Section 2 (an "REI Designee") shall be included in the slate of nominees recommended by the Board to the Company's stockholders for election as directors at each annual meeting (or special meeting or solicitation for the election of directors) of the stockholders of the Company and each of the Company and the Stockholders agree to take such other action as is necessary to nominate and elect the REI Designee as a member of the Board as soon as practicable following receipt of any such notice and, in the case of the first such notice, in any event not later than the time of the first meeting of the Board, or the first written consent executed by the Board, following the Closing (as defined in the Purchase Agreement).

          (b)  If, prior to his or her election to the Board pursuant to this Section 2, the REI Designee shall be unable or unwilling to serve as a director of the Company, REI shall be entitled to nominate a replacement who shall then be the REI Designee for purposes of this Section 2. Subject to the immediately preceding sentence but notwithstanding anything else in this Section 2 to the contrary, Jeffrey A. Lipkin shall be the REI Designee for so long as he shall be a general partner of REI's general partner. In the event that Mr. Lipkin ceases to be a general partner of REI's general partner or is otherwise unwilling or unable to serve as a director of the Company, REI shall use its reasonable efforts to designate, as the REI Designee, a person (x) as to whom no disclosure would be required to be made at the time of such designation pursuant Rule 401(f) or Rule 404 of Regulation S-K (other than by reason of the management and closing fees payable to REI pursuant to the Purchase Agreement), (y) who, at the time of such designation, is not an officer, director or Affiliate of either (A) a significant customer of the Company or (B) a significant competitor of the Company, and (z) who, prior to the time of such designation, has not engaged in conduct that has resulted in the disqualification of another Person from listing on a national securities exchange or Nasdaq.

          (c)    Removal.    Subject to paragraph (b) above, REI shall have the exclusive right, at any time and for any reason (or for no reason), to require that the REI Designee be removed from the

  Board by written notice to the each of the Company and the other Stockholders. Each of the Company and the Stockholders agree to take such action, and to cause the remaining directors of the Company to take such action, as is necessary to remove such person as a director of the Company as soon as practicable following receipt of such notice.

          (d)    Filling Vacancies.    If at any time a vacancy is created on the Board by reason of the death, removal or resignation of the REI Designee, REI shall have the exclusive right to designate a person to fill such vacancy by written notice to the Company and the other Stockholders. The Company and the Stockholders agree to take such action and to cause the remaining directors of the Company to take such action, as is necessary to nominate, approve and elect such person as a director of the Company as soon as practicable following receipt of such notice.

          (e)    Covenant to Vote.    The Stockholders agree to vote or cause to be voted the Subject Securities owned or controlled by them (i) at any annual or special meeting of stockholders of the Company called for the purpose of voting on the election or removal of directors of the Company, or (ii) by executing a written consent in lieu of a meeting of the stockholders of the Company with respect to the election or removal of directors, in favor of the election or removal of directors of the Company in accordance with the provisions of this Section 2.

          (f)    Irrevocable Proxy.    If any Stockholder fails for any reason to vote its Subject Securities in accordance with the requirements of this Agreement, then REI shall have the right to vote such shares, and each Stockholder hereby constitutes and appoints, with full power of substitution, REI as his, her or its true and lawful proxy and attorney-in-fact, to attend, speak and vote at any meeting of the stockholders and to sign a written consent in respect of, all of the Subject Securities owned by the grantor of the proxy for the election to or removal from the Board of the directors designated by REI, upon the failure of such Stockholder to vote in accordance with Section 2 of this Agreement. Such appointment shall terminate at such time as the grantor no longer is obligated to vote his, her or its Subject Securities in accordance with the requirements of this Agreement. Each Stockholder acknowledges that the proxy granted by it hereby is for valuable consideration and is irrevocable to the full extent permitted by law.

        SECTION 3.    Transfer Restrictions.

          (a)  Each Stockholder agrees that all Transfers by it of Subject Securities shall be made in accordance with the terms of this Agreement. Any attempt to Transfer or any purported Transfer of any Subject Securities not in accordance with the terms of this Agreement shall be null and void and neither the Company nor any transfer agent of such securities shall give any effect to such attempted Transfer in its stock records.

          (b)  Each of the Stockholders severally agrees that upon any Transfer by it of Subject Securities to a Permitted Transferee, it shall cause such Permitted Transferee to execute a Joinder Agreement substantially in the form of Exhibit A and thereby become a party to this Agreement.

          (c)  Each certificate representing the Subject Securities now or hereafter held by a Stockholder shall be stamped with a legend in substantially the following form:

    "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, OR THE ISSUER, UPON REQUEST, RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE ISSUER, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT. THE SHARES REPRESENTED BY THIS

    CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS' AGREEMENT DATED DECEMBER 23, 1999, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE ISSUER AND WILL BE FURNISHED TO ANY PROSPECTIVE PURCHASER ON REQUEST. SUCH STOCKHOLDERS' AGREEMENT PROVIDES, AMONG OTHER THINGS, FOR CERTAIN RESTRICTIONS ON THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE."

        Each Stockholder agrees that he, she or it will deliver all certificates for the Subject Securities owned by it to the Company for the purpose of affixing such legend thereto. Any certificate issued at any time in exchange or substitution for any certificate bearing such legends (except a new certificate issued upon the completion of a Transfer pursuant to a registered public offering under the Securities Act and made in accordance with the Securities Act) shall also bear such legends, unless the Subject Securities represented thereby are no longer subject to the provisions of this Agreement or, in the opinion of the Company (with advice from counsel to the Company, as the Company may deem appropriate), the restrictions imposed under the Securities Act or any state securities law, in which case the applicable legend (or legends) may be removed.

        SECTION 4.    Rights of Inclusion (Tag-Along Rights).

          (a)  In the event that one or more Lopker Stockholders propose to Transfer any shares (or other units) of Subject Securities (the "Transferor Shares") to any Person (the "Buyer"), other than a Transfer to a Permitted Transferee or a Rule 144 Transaction (as such term is defined in the Registration Rights Agreement), as a condition to such Transfer, the Lopker Stockholders shall cause the Buyer to offer (the "Inclusion Offer") to purchase from each REI Stockholder, at such REI Stockholder's option, up to that number of shares of Subject Securities determined in accordance with Section 4(b) on the same terms and conditions as are applicable to the Transferor Shares, except that each REI Stockholder shall not be required to provide any representation, warranty or indemnification other than with respect to its ownership of, and authority to Transfer, the Subject Securities owned by it free of any liens or encumbrances. The Lopker Stockholders shall provide prompt written notice to each REI Stockholder (the "Inclusion Notice") setting forth all the terms and conditions of the Inclusion Offer, and each REI Stockholder may accept the Inclusion Offer in whole or in part by providing a written notice of acceptance with respect to the Subject Securities owned by it to the Lopker Stockholders within 10 business days of delivery of the Inclusion Notice to it (the "Acceptance Notice").

          (b)  The REI Stockholders, in the aggregate, shall have the right to sell, pursuant to the Inclusion Offer, Subject Securities representing (on a Fully-Diluted Basis) the same percentage of all shares of Subject Securities owned by them as the Transferor Shares are of all shares of Subject Securities (on a Fully-Diluted Basis, but excluding any Equity Equivalents that are then either (i) not exercisable at the election of the holder thereof or (ii) "out of the money") owned by the Lopker Stockholders. In the event the number of shares of Subject Securities for which the REI Stockholders elect to exercise such right, along with the shares of Subject Securities to be sold by the Lopker Stockholders, exceed the number of shares which the Buyer is willing to purchase, the number of shares to be Transferred to the Buyer by each REI Stockholder shall be reduced so that each REI Stockholder is entitled to Transfer the same percentage of its shares included in its Acceptance Notice as each other REI Stockholder.

          (c)  The Lopker Stockholders shall have 90 days, commencing on the date of the Inclusion Notice, in which to Transfer, on behalf of themselves and the REI Stockholders, up to the number of shares covered by the Inclusion Offer (including the Transferor Shares) to the Buyer. The terms of such Transfer, including, without limitation, price and form of consideration, shall be as set forth in the Inclusion Notice. If at the end of such 90 day period, the Lopker Stockholders have not completed the Transfer of the shares of Common Stock proposed to be Transferred, the Lopker

  Stockholders may not proceed with such Transfer or any other Transfer without first giving a new Inclusion Notice pursuant to the provisions of this Section 4.

          (d)  If the Lopker Stockholders are able to complete the Transfer of the shares proposed to be Transferred within such 90 day period, at the closing thereof, each REI Stockholder shall deliver to the Buyer a certificate or certificates representing the Subject Securities owned by it to be Transferred pursuant to the Inclusion Offer, free and clear of all liens and encumbrances, and the Buyer shall pay to each REI Stockholder the purchase price for the Subject Securities so Transferred pursuant to this Section 4 and shall furnish such other evidence of the completion of such Transfer and the terms thereof as may be reasonably requested by such REI Stockholder.

        SECTION 5.    After-Acquired Shares.    All of the provisions of this Agreement shall apply to all of the Subject Securities now owned or hereafter issued or transferred to a Stockholder in consequence of any additional issuance, purchase, exchange, exercise of conversion rights or reclassification of shares of Common Stock, corporate reorganization, or any other form of recapitalization, or consolidation, or merger, or share split, or share dividend, or capitalization issue; provided, however, that the provisions of this Agreement shall not apply to any Subject Securities acquired by any REI Stockholder from any Person (other than any other REI Stockholder or the Company) after the date hereof, it being understood that the Subject Securities held by any REI Stockholder shall be treated for purposes of this Section 5 as being owned on a "first in, first out" basis.

        SECTION 6.    Governing Law.    This Agreement shall be governed and construed in accordance with the laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York, except to the extent that the General Corporation Law of the State of Delaware applies as a result of the Company being incorporated in the State of Delaware, in which case such General Corporation Law shall apply.

        SECTION 7.    Entire Agreement; Amendments.    This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may be amended, modified or supplemented only by a written instrument duly executed by (a) the Company, (b) REI Stockholders which then hold in the aggregate more than 50% of the aggregate shares of Subject Securities on a Fully-Diluted Basis then held by all REI Stockholders, and (c) Lopker Stockholders which then hold in the aggregate more than 50% of the aggregate shares of Subject Securities on a Fully-Diluted Basis then held by all Lopker Stockholders. In the event of an amendment, modification or supplement of this Agreement in accordance with its terms, each of the Company and the Stockholders shall take all actions reasonably within its control that are necessary or appropriate, within 30 calendar days following such amendment, modification or supplement, or as soon thereafter as is practicable, to cause the adoption of any amendment to the Certificate of Incorporation or By-Laws of the Company that may be required as a result of such amendment, modification or supplement to this Agreement. The Stockholders hereby agree to vote their shares of Subject Securities to approve each such amendment to the Certificate of Incorporation or By-Laws of the Company.

        SECTION 8.    Term.    Except for the provisions of Sections 6 through 18 hereof, this Agreement shall automatically and without further action terminate upon the earliest to occur of (i) the first date as of which the REI Stockholders cease to own Subject Securities representing (on a Fully-Diluted Basis) at least 25% of REI's Original Ownership Level and (ii) the written agreement of (x) REI Stockholders which then hold in the aggregate more than 50% of the aggregate shares of Subject Securities on a Fully-Diluted Basis then held by all REI Stockholders and (y) Lopker Stockholders which then hold in the aggregate more than 50% of the aggregate shares of Subject Securities on a Fully-Diluted Basis then held by all Lopker Stockholders.

        SECTION 9.    Waiver.    No waiver by any party hereto of any term or condition of this Agreement, in one or more instances, shall be valid unless in writing, and no such waiver shall be deemed to be construed as a waiver of any subsequent breach or default of the same or any other term or condition hereof.

        SECTION 10.    Successors and Assigns.    Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including transferees of Subject Securities); provided, however, that nothing contained herein shall be construed as granting any Stockholder the right to Transfer any of its Subject Securities except in accordance with this Agreement.

        SECTION 11.    Remedies.    In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party hereto injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages and costs (including reasonable attorneys' fees), will be entitled to specific performance of its rights under this Agreement. The parties hereto agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties hereto that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Such equitable remedies and all other remedies are cumulative and not exclusive and shall be in addition to any remedies which any party hereto may have under this Agreement or otherwise.

        SECTION 12.    Invalid Provisions.    If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

        SECTION 13.    Headings; Certain Conditions.    The headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof. Unless the context otherwise expressly requires, all references herein to Articles, Sections and Exhibits, are to Article and Sections of, and Exhibits to, this Agreement. The words "herein," "hereunder" and "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or provision. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

        SECTION 14.    Further Assurances.    Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party hereto in order to carry out the provisions and purposes of this Agreement.

        SECTION 15.    Gender.    Whenever the pronouns "he" or "his" are used herein they shall also be deemed to mean "she" or "hers" or "it" or "its" whenever applicable, and vice versa. Words in the singular shall be read and construed as though in the plural and words in the plural shall be construed as though in the singular in all cases where they would so apply.

        SECTION 16.    Counterparts.    This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

        SECTION 17.    Notices.

          (a)  All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed (by registered or certified mail, postage prepaid, return receipt requested) or delivered by reputable overnight courier, fee prepaid, to the parties hereto at the following addresses or facsimile numbers:

(i)	If to any REI Stockholder, to:
Recovery Equity Investors II, L.P. 901 Mariner's Island Boulevard, Suite 465 San Mateo, California 94404 Facsimile No.: (415) 578-9842
	Attn:	Joseph J. Finn-Egan Jeffrey A. Lipkin
with a copy to:
Morgan, Lewis & Bockius LLP 101 Park Avenue New York, New York 10178 Facsimile No.: (212) 309-6273
	Attn:	James A. Mercadante, Esq.
(ii)	If to the Company, to:
QAD Inc. 6450 Via Real Carpinteria, CA 93013-2924 Facsimile No: (805) 566-6080
	Attn:	Chief Financial Officer
with a copy to
10,000 Midlantic, #200 East Mt. Laurel, NJ 08054-1520 Facsimile No: (856) 840-2695
	Attn:	General Counsel
And a copy to
Nida & Maloney, LLP 800 Anacapa Street Santa Barbara, CA 93101-2212 Facsimile No: (805) 568-1955
	Attn:	Joseph E. Nida, Esq.
(iii)	If to any Lopker Stockholder, to:
Karl F. Lopker c/o QAD Inc. 6450 Via Real Carpinteria, CA 93013 Facsimile No.: (805) 566-6080

with a copy to:
Nida & Maloney, LLP 800 Anacapa Street Santa Barbara, CA 93101 Facsimile No.: (805) 568-1955
Attn:	Joseph E. Nida

          (b)  All such notices, requests and other communications will be deemed delivered upon receipt. Any party hereto may from time to time change its address, facsimile number or other information for the purpose of notices to such party by giving notice specifying such change to the other parties hereto in accordance with Section 17(a).

        SECTION 18.    Consent to Jurisdiction and Service of Process.    EACH OF THE PARTIES HERETO CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT MAY BE LITIGATED IN SUCH COURTS. EACH OF THE PARTIES HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE 15 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST ANY OF THE OTHER PARTIES HERETO IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.

        SECTION 19.    Waiver of Jury Trial.    EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[Signature Page Follows]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed on the date first above written.

QAD INC.
By:

Name:
Title:
RECOVERY EQUITY INVESTORS II, L.P.
By:	RECOVERY EQUITY PARTNERS II, L.P., its General Partner
By:

	Name:	Joseph J. Finn-Egan
	Title:	General Partner
By:

	Name:	Jeffrey A. Lipkin
	Title:	General Partner
PAMELA M. LOPKER
KARL F. LOPKER
THE LOPKER LIVING TRUST DATED MARCH 23, 1993
By:
Karl F. Lopker, in his capacity as a trustee of such trust and not in his individual capacity

[Signature page to Stockholders' Agreement]

Exhibit A

Form of Joinder Agreement

QAD Inc.
[Address]

Attention:

Ladies & Gentlemen:

        In consideration of the transfer to the undersigned of            shares of Common Stock of QAD INC., a Delaware corporation (the "Company"), by [insert name of transferor], the undersigned agrees that, as of the date written below, [he][she][it] shall become a party to that certain Stockholders' Agreement dated as of December 23, 1999, as such agreement may have been amended from time to time (the "Agreement"), among the Company and the persons named therein, and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement that were applicable to the undersigned's transferor, as though an original party thereto, and shall be deemed a Stockholder for all purposes thereof.

        Executed as of the    day of                        ,             .

SIGNATORY:
Address:
ACKNOWLEDGED AND ACCEPTED:
QAD INC.
By

Name:
Title:

QuickLinks

  Exhibit (d)(iii)
STOCKHOLDERS' AGREEMENT
  Exhibit A
Form of Joinder Agreement